UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2016

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2016, the Company announced that Kevin Leach will become the Company’s Vice President of Marketing, effective as of such date.

In connection with his employment and appointment as the Company’s Vice President of Marketing, Mr. Leach entered into an Executive Employment Agreement with AxoGen Corporation, a wholly owned subsidiary of the Company (“AC”), dated as of March 14, 2016 (the “Leach Employment Agreement”). Under the Leach Employment Agreement, Mr. Leach’s employment is at-will.  In the event Mr. Leach is terminated without “Substantial Cause” (as defined below) either prior to a “Change of Control” (as defined below”) or within180 days following a Change in Control, he is entitled to a severance payment consisting of: (A) twelve months of base salary; and (B) an amount equal to any bonuses paid to Mr. Leach during the twelve-month period prior to termination of employment.  Mr. Leach is also entitled to such severance if he leaves AxoGen for “Good Reason” (as defined below) within 180 days following a Change of Control.  Upon a Change in Control, any stock options held by Mr. Leach shall automatically accelerate and become fully exercisable.   In the event that within twelve months following the Change of Control he is terminated without cause or leaves for Good Reason and so long as the Company or AC are subject to federal COBRA and Mr. Leach timely elects continuation coverage under COBRA, the Company or AC shall pay the premiums for twelve months or until Mr. Leach obtains new employment with comparable health care coverage, whichever is shorter.

For purposes of the Leach employment agreement, Change of Control means the occurrence of any of the following events: (i)  any person who holds less than 20% of the combined voting power of the securities of AC or the Company, becomes the beneficial owner, directly or indirectly, of securities of AC or the Company, representing 50% or more of the combined voting power of the securities of AC or the Company then outstanding; (ii)  during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the Company’s Board of Directors cease, for any reason, to constitute at least a majority of the Company’s Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii)  AC or the Company consolidates or merges with another company and AC or the Company is not the continuing or surviving corporation, provided, however, that any consolidation or merger whereby the Company continues as the majority holder of AC securities or a merger or consolidation of AC and the Company will not constitute a Change in Control; (iv)  shares of AC’s or the Company’s common stock are converted into cash, securities, or other property (other than by a merger set forth in (iii) above) in which the holders of the AC’s or the Company’s common stock immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation as immediately after the merger; (v)  AC or the Company sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions) provided, however, that any such transaction related to AC where the Company continues as the majority holder of AC common stock or the Company is the sole other party to the transaction will not constitute a Change in Control; or (vi)  the holders of shares of AC’s or the Company’s common stock approve a plan or proposal for the liquidation or dissolution of AC or the Company.

For purposes of the Leach Employment Agreement, Substantial Cause means: (A) the commission by Mr. Leach of any act of fraud, theft, or embezzlement; (B) any material breach by Mr. Leach of the Leach Employment Agreement, provided that AC shall have first delivered to Mr. Leach written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that Mr. Leach shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice; (C) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; (D) material failure to adhere to AC's or the

Company corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time; or (E) failure to meet reasonable performance standards as determined by AC or the Company.

For purposes of the Leach Employment Agreement Good Reason means Mr. Leach’s resignation from employment upon or within 90 days following a Change in Control if AC or the Company is not the surviving entity, provided that Substantial Cause for termination of Mr. Leach’s employment does not exist at the time of such resignation and the resignation is the result of the occurrence of any one or more of the following: (a) the assignment of any duties inconsistent in any respect with Mr. Leach’s position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a Change of Control or any other action by AC or the Company which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AC or the Company; (b) a reduction by AC in Mr. Leach ‘s base salary; or (c) the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which Mr. Leach was participating at the time of the Change of Control of AC or the Company or (B) provide Mr. Leach with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control of AC or the Company), if greater.

Mr. Leach will receive a base salary of $290,000  (to be reviewed on an annual basis), be eligible to participate in AxoGen’s current bonus program and receive benefits afforded to other executive officers.  He was granted incentive stock options for 160,000 shares of the Company’s Common Stock on March 14, 2016, such options having a seven-year term, at an exercise price equal to  $5.30  which was the fair market value of the Company’s common stock based on the closing price of the Company common stock on the option grant date and pursuant to the terms of the Company’s form of incentive stock options.  Such options will vest as to 25% of the shares after one year and 12.5% every six months thereafter until fully vested.

Mr. Leach brings 24 years of marketing and sales experience, having served in leadership positions of private and public companies addressing domestic and international markets in the medical device industry. Prior to joining AxoGen, Mr. Leach worked in a consulting capacity between September 2015 and March 2016 for start-up companies supporting strategic planning and due diligence activities for targeted acquisitions.   He previously served as Vice President of Marketing for Stryker within their Orthopedic division, where he led the overall knee strategy from September 2013 through August 2015. From February 2013 to September 2013 he served as marketing consultant for SteadMed Medical, a medical device company focusing on acute and chronic wounds. From January 2008 to February 2013 he served in marketing roles with increasing responsibility and lastly Vice President, Marketing with ConvaTec, a medical products and technologies company with leading market positions in Wound Therapeutics, Ostomy Care, Continence and Infusion Devices. ConvaTec was acquired by Private Equity firms Nordic Capital and Avista Capital Partners in 2008. Prior to moving to the United States, Mr. K. Leach was a global marketing leader between October 2000 to January 2008 for ConvaTec, a Bristol-Myers Squibb company where he led the launch of new products globally. From February 1999 to October 2000 Mr. Leach served as Business Unit Manager at Zimmer UK, within a newly established division for the Orthopedic business unit focusing on market development and commercialization of an Injectable Hyaluronic Acid for the relief of joint pain. From January 1992 to February 1999 Mr. Leach held various sales and marketing roles within the UK division of ConvaTec. Mr. Leach qualified as a Podiatrist from Queen Margaret University in Edinburgh.

Mr. Leach does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company or AC.  Mr. Leach has not engaged in any transactions with the Company or AC that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
**10.1	Executive Employment Agreement dated March 11, 2016, by and between AxoGen Corporation and Keven Leach.

**    Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: March 14, 2016	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel
& Senior VP of Business
Development

EXHIBIT INDEX

Exhibit No.	Description
**10.1	Executive Employment Agreement dated March 11, 2016, by and between AxoGen Corporation and Keven Leach.

**    Management contract or compensatory plan or arrangement.